UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2011

CATALYST HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31014	52-2181356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 King Farm Boulevard Rockville, Maryland		20850
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (301) 548-2900

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2011, the Board of Directors for Catalyst Health Solutions, Inc. (the “Company”) appointed Deirdre Kramer, the Company’s Corporate Controller and Senior Vice President, Finance, to serve as interim Chief Financial Officer effective July 16, 2011. Ms. Kramer, age 39, joined the Company in 2005 and has more than 15 years experience in the health care and pharmacy benefit management industries. Prior to joining the Company, Ms. Kramer served as Director of Finance and Accounting at Eckerd Health Services, the former pharmacy benefit management subsidiary of Eckerd Corp.

The Company entered into an employment agreement with Ms. Kramer on July 13, 2011. Ms. Kramer’s employment agreement provides for a 3-year term that commences on July 16, 2011. There is no automatic extension of the employment agreement term and the employment agreement contains provisions involving termination of her employment, as well as provisions relating to a change in control of the Company.

Ms. Kramer’s employment agreement provides for a base salary of $250,000. It also provides for a target incentive cash bonus award of 50% of her base salary. Ms. Kramer is eligible for equity awards at the discretion of the Company’s Board of Directors and Chief Executive Officer. In addition, the employment agreement provides for, among other things, participation by Ms. Kramer in employee benefit plans and reimbursement of reasonable expenses incurred in advancing our business. Benefits provided include four weeks paid vacation per year and term life insurance equal to at least three times her base salary. In addition, pursuant to her employment agreement, Ms. Kramer will receive a restricted stock grant covering 16,000 shares of our common stock. The grant will be subject to the terms of a restricted stock agreement and our equity plan and will vest in four equal annual installments, with the first such installment vesting upon the date a new chief financial officer commences employment with the Company. The employment agreement provides that all of the restricted stock and unvested equity awards held by Ms. Kramer at the time of a change in control will become immediately vested at the time of a change in control.

The employment agreement also provides Ms. Kramer with certain payments and benefits upon termination of service, including a termination after a change in control. Upon a termination of employment by the Company without cause, by Ms. Kramer for good reason or due to Ms. Kramer’s death or permanent disability, Ms. Kramer would be entitled to accelerated vesting of restricted stock and other unvested equity awards equal to the amount that would have vested over the 12 month period following termination and severance payments equal to one times base salary payable over the 12 month period following the termination date and Company paid healthcare benefits for a period of 12 months following termination date. In the event that a termination of employment without cause or for good reason occurs within 12 months following a change in control, Ms. Kramer would be entitled to the same severance payable in a lump sum, plus an additional lump sum severance payment equal to two times her targeted bonus. All of the severance payments and benefits are subject to a possible 280G cut back and the receipt of severance payments is subject to Ms. Kramer signing a release. Also, payments may be delayed for 6 months due to Section 409A of the Internal Revenue Code. “Cause” is generally defined in Ms. Kramer’s employment agreement as (i) a failure to comply with any law or regulation arising from conduct not undertaken in good faith, (ii) fraud or dishonesty against the Company, (iii) misappropriation of funds, property or rights of the Company, (iv) willful breach or habitual neglect of job duties or refusal to comply with explicit directives of the Company, (v) conviction of a felony or crime involving moral turpitude, (vi) her use, possession or being under the influence of illegal drugs at work or (vii) a breach of any non-competition or confidentiality agreements with or written policies of the Company to which she is bound. “Good reason” is generally defined in Ms. Kramer’s employment agreement as the Company’s substantial failure to honor the terms of the employment agreement. Following a change in control, “good reason” also includes (i) a requirement that Ms. Kramer be based at a location that is more than 50 miles from her primary office location and more than 50 miles her principal residence at the time of the change in control, (ii) a substantial change in her travel obligations or (iii) the failure to provide her with substantially similar benefits at substantially the same cost. “Change in control” is generally defined in Ms. Kramer’s employment agreement as (i) a change in a majority of the board within a 24 month period that is not approved by at least 2/3rds of the incumbent directors, (ii) a person becomes a beneficial owner of 35% or more of the voting power of the Company’s securities, (iii) a business combination, except where more than 50% of the voting power is retained by existing stockholders, a majority of the members of the resulting board were incumbent directors prior to the business combination and no person holds 35% or more of the voting power of the Company’s securities, (iv) a sale of substantially all of the Company’s assets or (v) any other event that the Board of Directors of the Company determines constitutes a change in control.

Pursuant to the employment agreement, Ms. Kramer is subject to certain restrictions, including a 12 month non-solicit of customers, 12 month non-solicit and no-hire of employees and a 12 month non-compete. However, if termination occurs within 12 months following a change in control, she will be subject to a 24 month non-compete. The employment agreement also provides for a non-disclosure of confidential information into perpetuity and also an invention assignment agreement.

The employment agreement provides entitlement to reasonable legal fees if a dispute arises within 12 months following a change in control regarding the payment of severance.

The foregoing description of the employment agreement is only a summary and is qualified in its entirety by reference to the employment agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

10.1	Employment Agreement dated July 13, 2011 between Catalyst Health Solutions, Inc. and Deirdre Kramer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST HEALTH SOLUTIONS, INC.

Date:	July 14, 2011	By:	/s/ David T. Blair
			Name:	David T. Blair
			Title:	Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated July 13, 2011 between Catalyst Health Solutions, Inc. and Deirdre Kramer.

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